SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549



                                      FORM 8-K


                                   CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


    Date of Report (date of earliest event reported) February 14, 1997






                                    Tracor, Inc.
               (Exact name of registrant as specified in its charter)






       Delaware                     0-20227                  74-2618088
    (State or other               (Commission              (I.R.S. Employer
     jurisdiction of               File Number)             Identification No.)
     incorporation or
     organization)






                                    Tracor, Inc.
                                  6500 Tracor Lane
                                Austin, Texas 78725
                                    512/926-2800
                       (Name, address, and telephone number,
                including area code, of principal executive offices)

    Item 5.  Other Events

    Attached hereto as Exhibit 99.1 is a press release issued February 14, 1997 by Tracor, Inc. (the "Company") concerning the commencement of a tender offer by the Company to purchase all $115.9 million aggregate principal amount of its outstanding 10 7/8% Senior Subordinated Notes due 2001 along with a solicitation of consents to modify or delete certain provisions in the indentures governing such notes.

    The press release also announced the Company's intention to enter into a new $200 million revolving credit facility and to undertake a new $200 million senior subordinate note financing.

    Item 7.  Financial Statements and Exhibits

      (a)  Exhibits

         99.1 Press Release

                                     SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  TRACOR, INC.


    Date: February 14, 1997       By:  /s/ Woody Endsley
                                       -----------------
                                       Woody Endsley
                                       Vice President and
                                         Treasurer